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                                                                    Exhibit 21.1

                        Subsidiaries of BR Holding, Inc.

      Name                                Jurisdiction of Incorporation
      ----                                -----------------------------

      Capital Merger Sub, Inc.                       Delaware
      Datasouth Computer Corporation                 Delaware
      Host Merger Sub, Inc.                          Kentucky
      Bull Run Merger Sub, Inc.                      Georgia
      USA Merger Sub, Inc.                           Delaware